As filed with the Securities and Exchange Commission on April 15, 2005
                                                   Registration No. 333-107170

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ___________________________________


                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      ___________________________________

                        ZENITH NATIONAL INSURANCE CORP.
            (Exact Name of Registrant as Specified in Its Charter)


       Delaware                   6331                    95-2702776
  (State or Other           (Primary Standard           (IRS Employer
  Jurisdiction of              Industrial               Identification No.)
  Incorporation              Classification
  or Organization)             Code Number)


                              21255 Califa Street
                       Woodland Hills, California 91367
                                (818) 713-1000
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)


                                Stanley R. Zax
                        Zenith National Insurance Corp.
                              21255 Califa Street
                       Woodland Hills, California 91367
                                (818) 713-1000
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, Of Agent For Service)

                         _____________________________

                                 With Copy To:

                                Jerome L. Coben
                   Skadden, Arps, Slate, Meagher & Flom LLP
                      300 South Grand Avenue, Suite 3400
                         Los Angeles, California 90071
                                (213) 687-5000
                         _____________________________


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         _____________________________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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



                             EXPLANATORY STATEMENT

         This Registration Statement on Form S-3 is a post-effective amendment to the Registrant's Form S-1 Registration Statement originally filed on July 18, 2003, which was then amended by (i) Amendment No. 1 filed on August 7, 2003 and (ii) Post-Effective Amendment No. 1 filed on March 2, 2004.

         The purpose of this Post-Effective Amendment No. 2 is to deregister:

     o $125,000,000 aggregate principal amount of the 5.75% Convertible Senior Notes due 2023 (the "Notes") of Zenith National Insurance Corp. (the "Company"); and

     o all shares of the Company's common stock, par value $1.00 per share, issuable upon conversion of the Notes.

         This Registration Statement was initially filed in accordance with a registration rights agreement, dated as of March 21, 2003 (the "Registration Rights Agreement"), between the Company and the initial purchasers named in Schedule A thereto. In the Registration Rights Agreement, the Company agreed to use its reasonable best efforts to keep the Registration Statement effective until the earlier of (i) March 21, 2005, (ii) the expiration of the holding period applicable to sales of the Registrable Securities (as defined in the Registration Rights Agreement) under Rule 144(k) under the Securities Act of 1933, as amended, (iii) the sale of all Registrable Securities under the Registration Statement or (iv) the date when all of the Registerable Securities ceased to be outstanding. This Post-Effective Amendment No. 2 is being filed in accordance with the Company's undertaking set forth in Part II,
Item 17(a)(3) of this Registration Statement.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woodland Hills, State of California, on this 15th day of April, 2005.

                                           ZENITH NATIONAL INSURANCE CORP.


                                           By: /s/ Stanley R. Zax
                                               -----------------------------
                                               Stanley R. Zax
                                               Chairman of the Board and
                                               President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated, on April 15, 2005.


/s/ Stanley R. Zax                    Chairman of the Board, President and
---------------------------------     Director (Principal Executive Officer)
Stanley R. Zax


/s/ William J. Owen                   Senior Vice President and Chief Financial
---------------------------------     Officer (Principal Accounting Officer)
William J. Owen


/s/ Max M. Kampelman*                 Director
--------------------------------
Max M. Kampelman


/s/ Robert J. Miller*                 Director
--------------------------------
Robert J. Miller


/s/ Leon E. Panetta*                  Director
--------------------------------
Leon E. Panetta


/s/ Alan I. Rothenburg*               Director
--------------------------------
Alan I. Rothenburg


/s/ William S. Sessions*              Director
--------------------------------
William S. Sessions


/s/ Gerald Tsai, Jr.*                 Director
--------------------------------
Gerald Tsai, Jr.


/s/ Michael Wm. Zavis*                Director
--------------------------------
Michael Wm. Zavis


* By: /s/ Stanley R. Zax              Attorney-in-fact, pursuant to a Power
      --------------------------      of Attorney previously filed with the
      Stanley R. Zax                  Securities and Exchange Commission.